UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2008

ICONIX BRAND GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10593	11-2481093
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

1450 Broadway, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2008, Iconix Brand Group, Inc. (the “Company”) entered into a new, five-year (subject to a one-year extension) employment agreement, effective as of January 1, 2008, with Neil Cole, its Chairman of the Board, President and Chief Executive Officer (the “New Employment Agreement”), which replaces his prior employment agreement that expired on December 31, 2007. The New Employment Agreement also supersedes and terminates the prior non-competition and non-solicitation agreement between Mr. Cole and the Company, which, among other things, provided for him to receive 5% of the sale price upon a sale of the Company under certain circumstances.

Under the New Employment Agreement, Mr. Cole is entitled to an annual base salary of $1,000,000 and a signing bonus of $500,000, which is repayable in full or on a pro rata basis under certain circumstances. In addition, subject to stockholder approval of an incentive bonus plan at the Company’s next annual meeting of stockholders, Mr. Cole will be eligible to receive an annual cash bonus, not to exceed 150% of his base salary, based on the Company’s achievement of certain annual performance-based goals.

Pursuant to the terms of the New Employment Agreement, on February 19, 2008, Mr. Cole also will be granted time-vested restricted common stock units with a fair market value (as defined in the agreement) on that date of $24,000,000 (the “RSUs”) and performance-based restricted common stock units with a fair market value on that date of $16,000,000 (the “PSUs”). The RSUs will vest in five substantially equal annual installments commencing on December 31, 2008, subject to Mr. Cole’s continuous employment with the Company on the applicable vesting date, and the PSUs will be subject to vesting based on the Company’s achievement of certain designated performance goals. Both the RSUs and PSUs are subject to forfeiture upon the termination of Mr. Cole’s employment under certain circumstances. In addition, Mr. Cole’s ability to sell or otherwise transfer the common stock underlying the RSUs and PSUs while he is employed by the Company is subject to certain restrictions. The grant of a portion of the PSUs and the common stock issuable thereunder is subject to stockholder approval of either an increase in the number of shares of common stock available for issuance under the Company’s 2006 Equity Incentive Plan or another incentive plan that would cover such PSUs. Mr. Cole will also be entitled to various benefits, including benefits available to other senior executives of the Company and certain automobile, air travel and life insurance benefits, all as specified in Section 4 of the New Employment Agreement.

Under the New Employment Agreement, if Mr. Cole’s employment is terminated by the Company for “Cause” or by Mr. Cole without “Good Reason” (each as defined in the agreement), he will receive his earned and/or accrued and unpaid compensation, other than any bonus compensation, then due to him and shares of common stock in respect of any of his already vested RSUs and PSUs. If Mr. Cole’s employment is terminated by the Company without Cause or by him for Good Reason, he will receive, in addition to the foregoing, an amount equal to two times his base salary then in effect plus any previously earned but unpaid annual bonus for a prior fiscal year (“Prior Year Bonus”) and a pro-rata portion of the annual bonus for the year of termination (“Pro Rata Bonus”), and, if such termination or resignation occurs prior to January 1, 2011, two times the average of the annual bonus amounts he received for the two prior completed fiscal years. In addition, that portion of his PSUs subject to vesting in the year of termination based on performance goals achieved as of the date of termination, and 75% of his unvested RSUs, will vest. If his employment is terminated by the Company without Cause or by him for Good Reason within 12 months of a Change in Control, the amount of his base salary-related payment will increase to three times, instead of two times, his base salary then in effect and that portion of his PSUs that would vest in the year of termination or in the future based on performance goals achieved as of the date of the Change of Control, and all of his unvested RSUs, will vest, and if such Change in Control occurs prior to January 1, 2011, he will receive three, instead of two, times the average of the annual bonus amounts he received for the three, instead of two, prior completed fiscal years.

If Mr. Cole’s employment terminates as a result of his disability or death, he or his estate will be entitled to any previously earned and unpaid compensation then due to him, plus any Prior Year Bonus and Pro Rata Bonus. In addition, that portion of his PSUs subject to vesting in the year of termination based on performance goals achieved as of the date of termination, and 100% (50% in the event of disability) of his unvested RSUs, will vest.

The New Employment Agreement also contains certain non-competition and non-solicitation covenants restricting such activities for periods equal to the term of the agreement and any renewal period plus one and two years, respectively, after the agreement is terminated for any reason.

The descriptions of the New Employment Agreement and the related RSUs and PSUs do not purport to be complete and are qualified in their entirety by reference to the full text of the New Employment Agreement and the exhibits thereto which are filed as Exhibit 10.1 to this Report.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 28, 2008, the Company’s Board of Directors amended Article VII of the Bylaws of the Company, regarding indemnification of officers and directors, to include the following: (i) a provision clarifying the obligation of the Company to advance to the indemnified party expenses to be incurred by the indemnified party in connection with a litigation or other proceeding, upon receipt of an undertaking by such indemnified party to repay the advanced amounts if it is ultimately determined that he or she is not entitled to be indemnified; (ii) a provision providing for payment by the Company to the indemnified party of the indemnified party’s expenses incurred in connection with enforcement of his or her rights under the indemnification provisions of the Bylaws; and (iii) a provision to clarify that the Company may take additional steps to protect the indemnified party’s rights, including creating funds to secure the indemnification obligations.

The description of the amendments to the Bylaws described in this Report does not purport to be complete and is qualified in its entirety by the language in the amended Bylaws, a copy of which is filed as Exhibit 3(ii) to this Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3(ii)	Restated and Amended Bylaws of Iconix Brand Group, Inc.
10.1	Employment Agreement dated January 28, 2008 between Iconix Brand Group, Inc. and Neil Cole.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ICONIX BRAND GROUP, INC. (Registrant)

By:	/s/ Warren Clamen
Warren Clamen
Chief Financial Officer

Dated: January 29, 2008